Exhibit 99.1

PRIVILEGED AND CONFIDENTIAL

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

VESTA FIRE INSURANCE CORPORATION

AND

AMERICAN FOUNDERS FINANCIAL ACQUISITION CORPORATION

DATED AS OF MARCH 12, 2004

Execution Copy

STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 12, 2004, is entered into by and between VESTA FIRE INSURANCE CORPORATION, an insurance company domiciled under the laws of the State of Illinois (“Seller”), AMERICAN FOUNDERS FINANCIAL ACQUISITION CORPORATION, an Illinois corporation (“Buyer”), and, for the limited purpose of guaranteeing certain obligations of Buyer as more fully described on the signature page hereto, HAIG, S.A., an entity organized under the laws of the Cayman Islands (“Guarantor”). Certain initially capitalized terms used herein are defined in Article 12.

RECITALS

    A.        Seller owns, beneficially and of record, all of the issued and outstanding shares of the capital stock of American Founders Financial Corporation, an Arizona corporation (the “Holding Company”), and the Holding Company owns, beneficially and of record, all of the issued and outstanding shares of the capital stock of Laurel Life Insurance Company, a Texas insurance corporation (“Laurel”), and Laurel owns, beneficially and of record, all of issued and outstanding shares of the capital stock of American Founders Life Insurance Corporation, a Texas corporation (“AFL”, together with Laurel, the “Insurance Companies”, and together with the Holding Company, the “Companies”); and

    B.        Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares of the capital stock of the Holding Company (the “Shares”), on the terms and subject to the conditions set forth in the Agreement.

AGREEMENT

        NOW THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants, agreements, promises and conditions contained herein, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
SALE AND PURCHASE OF SHARES; EXCLUDED ASSETS

     Section 1.1     Shares. On the terms and subject to the conditions set forth in this Agreement, at Closing, Seller agrees to sell and transfer the Shares to Buyer, and Buyer agrees to purchase the Shares from Seller, free and clear of all Liens (the “Share Purchase”).

     Section 1.2     Purchase Price. In consideration for the sale by Seller to Buyer of the Shares, Buyer shall pay to Seller on the Closing Date an aggregate purchase price equal to the Sixty Million Dollars ($60,000,000) (the “Base Purchase Price”). The Base Purchase Price shall be adjusted with respect to changes in the sum of the net shareholders equity of Holding Company (the “Net Equity Amount”) as provided in Section 1.3 (the Base Purchase Price adjusted for the Net Equity Amount is the “Purchase Price”). The Purchase Price for the Shares shall be paid by Buyer on the Closing Date by delivering to Seller: (a) a wire transfer of immediately available funds in the amount of Twenty Five Million Dollars ($25,000,000) to an account designated by Seller prior to the Closing; and (b) a secured promissory note payable to Seller in the form of Exhibit A attached hereto (the “Seller Note”) in the principal amount of Thirty Five Million Dollars ($35,000,000), which Seller Note shall be accompanied by a pledge agreement in the form of Exhibit B hereto (the “Pledge Agreement”). The Buyer shall also sign the Seller Note as a co-maker, and shall enter into a pledge agreement in the form of Exhibit C hereto (the “Buyer Pledge Agreement”).

     Section 1.3     Equity Adjustment.

     (a)     The Base Purchase Price shall be decreased by the amount (if any) by which the Final Closing Equity determined pursuant to Section 1.3(b) shall be less than the Net Equity Amount as of June 30, 2003, set forth in the Holding Company’s internally prepared financial statements as of June 30, 2003 (the “Base Equity”), which is Sixty Three Million Three Hundred Ninety One Thousands and Nine Hundred and Eight Dollars ($63,391,908), following the conversion of the notes as contemplated in Section 1.6 herein. In the event there is a reduction in the Base Purchase Price in accordance with this Section 1.3, the amount of said reduction shall be applied by Seller to the principal balance due under the Seller Note through a reduction of the total principal due under said Seller Note, and the principal amount due as evidenced by the Seller Note shall be reduced by the Audited Net Difference effective as of the Closing Date and all interest due under the Seller Note shall be computed in accordance with new principal balance due. In no event, however, shall the amount of any such reduction in the Base Purchase Price in accordance with this Section 1.3 be offset against or otherwise reduce the $25,000,000 payable in immediately available funds by Buyer to Seller at Closing.

     (b)     Within 60 days following execution of this Agreement, Seller shall deliver to Buyer the audited balance sheet of the Holding Company dated as of December 31, 2003 (the “Audited Closing Balance Sheet”) prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied. The Audited Closing Balance Sheet prepared by PriceWaterhouseCoopers, LLP (the “Auditor”) will include the total shareholders equity of the Holding Company as of the date of the Closing Balance Sheet (the “Closing TSE”). The “Final Closing Equity” shall be equal to the sum of (i) the Closing TSE, (ii) the principal and accrued interest on the Vesta Fire Convertible Subordinated Notes at December 31, 2003, which is $34,395,231.13, and (iii) the net additional goodwill and deferred taxes of the Holding Company recorded on the book of the Seller at December 31, 2003 (which net amount was $6,036,658 at November 30, 2003). The Audited Closing Balance Sheet will be accompanied by a computation schedule and Auditor’s report showing the amount by which the Final Closing Equity is greater or less than the Base Equity (the “Audited Net Difference”). If the Final Closing Equity exceeds the Base Equity, Buyer shall have no claim against Seller with respect to the Audited Net Difference. If the Base Equity exceeds the Final Closing Equity, the Base Purchase Price shall be reduced by the Audited Net Difference.

     (c)     Restructuring of the Vesta Fire Note. In addition to the Purchase Price set forth in this Article I, Buyer shall settle all outstanding principal and accrued interest on the Vesta Fire Note as of the Closing Date (the “Vesta Fire Note Indebtedness”) which shall be paid by increasing the principal amount of the Seller Note on the Closing Date by the amount of the Vesta Fire Note Indebtedness. Upon Buyer’s delivery of the Seller Note to Seller in this increased principal amount at Closing, the Vesta Fire Note shall be forgiven.

     Section 1.4     Transfer Taxes and Fees. Seller shall pay all Taxes charged to grantors, transferors or assignors under applicable Law in connection with the transactions provided for herein, together with all other transfer, sales, recording and filing fees resulting from the transfer of the Shares to Purchaser.

     Section 1.5       Convertible Subordinate Notes. Immediately prior to Closing, Seller shall convert all issued and outstanding Vesta Fire Convertible Subordinated Notes, along with any and all accrued interest, into common stock of the Holding Company.

ARTICLE 2
CLOSING

     Section 2.1      Time and Place of Closing. The closing of the Share Purchase and the transactions provided for in this Agreement (the “Closing”) shall take place no later than three (3) business days after all conditions to closing have been fully performed or satisfied (or waived) by the respective parties (the “Closing Date”), or at such other time as the parties may mutually agree. The place of Closing shall be at the offices of Shefsky & Froelich, in Chicago, Illinois, or such other place as may be mutually agreed upon by the parties.

     Section 2.2     Closing Obligations.

     (a)     Seller will deliver to Buyer:

(i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer or its designee, free of all encumbrances; and

(ii) the officer’s certificate described in Section 7.1(c) of this Agreement, duly executed by an authorized officer of Seller;

(iii) copies of (x) the resolutions of the board of directors of Seller, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and the other documents provided for herein, and the consummation of the transactions provided for herein and therein and (y) the charter and bylaws of Seller, certified by the Secretary of Seller as being true, correct and complete as of the Closing Date; and

(iv) such other documents as Buyer may reasonably request for the purposes of facilitating the consummation or performance of any of the transactions provided for herein or contemplated hereby.

     (b)     Certificates evidencing conversion of the Vesta Fire Convertible Subordinated Notes as set forth in Section 1.5 hereof, along with all shares associated with such conversion Buyer or one of the Companies will deliver to Seller:

               (i)     the Purchase Price;

               (ii)     the Intercompany Balance Payments;

               (iii)     the Seller Note, duly executed by an authorized officer of Holding Company and Buyer;

               (iv)     the Pledge Agreement, duly executed by an authorized officer of Holding Company;

               (v)     the Buyer Pledge Agreement, duly executed by an authorized officer of Buyer;

               (vi)     the officer's certificate described in Section 6.1(c) of this Agreement, duly executed by an authorized officer of Buyer;

               (vii)     copies of (i) the resolutions of the board of directors and shareholders of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and the other documents provided for herein, and the consummation of the transactions provided for herein and therein and (ii) the charter and bylaws of Buyer, certified by the Secretary of Buyer as being true, correct and complete as of the Closing Date; and

               (viii)     such other documents as Buyer may reasonably request for the purposes of facilitating the consummation or performance of any of the transactions provided for herein or contemplated hereby.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     Section 3.1     Organization and Good Standing. Each of the Companies is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and is duly qualified or authorized to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or authorized, except for jurisdictions in which the failure to be so qualified or authorized would not have, individually or in the aggregate, a Material Adverse Effect. Each of the Companies has all requisite corporate power and corporate authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. None of the Companies own or have any interest in, directly or indirectly, any other corporation, partnership, joint venture or other business organization, except as set forth in the Financial Statements. Each of the Companies has previously furnished to Buyer a true and correct copy of its charter and bylaws, each as last amended.

     Section 3.2     Authority. Seller has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement represents a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     Section 3.3     Capitalization.

     (a)     The authorized capital stock of the Holding Company consists of 200,000 shares of Preferred Stock, of which 2,000 shares designated as Series B Preferred and 25 shares designated as Series E Preferred are issued and outstanding and held by Seller, and 12,000,000 shares of Common Stock, $1.00 par value, of which 100,000 shares are issued and outstanding and held by Seller. In addition, additional shares of Common Stock will be issued upon conversion of the Vesta Fire Convertible Subordinated Notes as described in Section 1.6 hereof.

     (b)     The authorized capital stock of the Insurance Companies is set forth on Schedule 3.3(b). The Holding Company owns all of the issued and outstanding shares of Laurel, which owns all of the issued and outstanding shares of AFL (the “Subsidiary Shares”).

     (c)     The Shares and the Subsidiary Shares are duly authorized, validly issued, fully paid and non-assessable, and are not subject to any preemptive rights created by statute, charter, bylaws or any other agreement to which any of the Companies is a party or by which it is bound.

     (d)     There are no outstanding or authorized subscriptions, options, rights, warrants, convertible securities or other agreements or commitments of any character or nature whatsoever obligating or which could in the future obligate any of the Companies to transfer from the treasury, sell, offer to sell or issue any shares of its capital stock or other securities, or any plan or arrangement contemplating the foregoing.

     (e)     Prior to the Closing Date, Seller shall cause the conversion of the Vesta Fire Convertible Subordinated Notes, and the Holding Company shall issue to Seller additional shares of the Holding Company’s Common Stock to be calculated in accordance with the terms of the Vesta Fire Convertible Subordinated Notes, all of which shall be included in the Shares. In addition, Seller represents that it will elect, pursuant to Section 2(d) of the Vesta Fire Convertible Subordinated Notes, to receive any accrued and unpaid interest due on the Vesta Fire Convertible Subordinated Notes at the time of their conversion in additional shares of the Holding Company’s Common Stock, and all of such additional shares of the Holding Company’s Common Stock shall also be included in the Shares.

     Section 3.4     Consents and Approvals; No Violation. Except as set forth on Schedule 3.4, and except for applicable requirements of the HSR Act (if applicable), neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions provided for herein will (a) conflict with or result in any breach of any provision of the charter or bylaws of Seller or any of the Companies, (b) require any filing by Seller with, or the obtaining by Seller of any Consent of, any Governmental Entity, (c) to the Knowledge of Seller, result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Seller is a party or by which Seller or its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to Closing, or (d) violate any order, writ, injunction, decree, or, to the Knowledge of Seller, violate any statute, rule or regulation applicable to Seller, excluding from the foregoing clauses (b), (c) and (d), such requirements, defaults or violations which become applicable as a result of the regulatory status of Buyer or its Affiliates or as a result of the business or activities in which Buyer or its Affiliates is or proposes to be engaged or proposes that any of the Companies be engaged.

     Section 3.5     Financial Statements.

     (a)     Seller has previously furnished to Buyer the audited consolidated balance sheets and related consolidated statements of operations, shareholders’ equity and cash flows of the Companies for the year ended December 31, 2002 and internally prepared consolidated statements of operations, shareholders’ equity and cash flows of the Companies for the year ended December 31, 2003 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and present fairly, in all material respects, the financial position of the Companies and the results of operations of the Companies at those dates. Seller shall provide audited Financial Statements for the year ended December 31, 2003 immediately upon their completion.

     (b)     Seller has previously furnished to Buyer (i) the statutory annual statements of the Insurance Companies for each of the two years ended December 31, 2002 and 2003 (collectively, the “Annual Statements”) as filed with the Texas Department of Insurance), prepared in conformity with SAP applied on a consistent basis throughout the periods covered thereby. Each of the Annual Statements present fairly (i) the admitted assets, liabilities and surplus of each of the Insurance Companies as of the date thereof, and the results of its operations and the changes in its surpluses for the period then ended and (ii) the assets and liabilities and the financial condition and affairs of each of the Insurance Companies and its income and deductions therefrom for the period to which each such Annual Statement relates, in conformity with SAP applied on a consistent basis (subject, in the case of the Interim Statutory Statements, to normal estimation of accruals and reserves and normal year-end audit adjustments).

     Section 3.6     Licensing.    Each of the Insurance Companies is duly authorized and licensed to conduct the insurance and reinsurance or other business conducted by it in each jurisdiction in which the nature of the activities conducted by it makes such authorization and licensing necessary. Schedule 3.6 sets forth (a) the states in which the Insurance Companies are licensed and/or in good standing, and (b) the lines or types of business that the Insurance Companies are licensed for in each state. All such licenses or authorizations (collectively, the “Licenses”) are in full force and effect and are sufficient for the ownership and conduct of such business as now conducted; Seller has not received notice of, and Seller has no Knowledge of, any violation of any such Licenses, which violation has not been remedied. Seller has not received any notice of, and Seller has no Knowledge of, any event that has occurred that, with notice or lapse of time or both, is likely to result in the revocation, suspension, cancellation or modification of any License, except for the transactions provided for in this Agreement. Except as set forth in Schedule 3.6, the Insurance Companies are not operating under a voluntary agreement with the insurance regulatory authorities of any state in which the Insurance Companies now hold a License that restricts in any way the Insurance Companies’ ability to conduct the business authorized by such License.

     Section 3.7     Regulatory Filings.

     (a)     Seller has made available for inspection by Buyer complete copies of all registrations, filings and submissions made since January 1, 2000 by any of the Companies, with any Governmental Entity and any reports of examinations issued since January 1, 2000 by any such Governmental Entity that relate to such Company. Notwithstanding the foregoing, Seller represents that the last finally completed examination of each AFL and Laurel by the Insurance Department of the State of Texas was conducted for the three year period ended December 31, 1997. Full and complete copies of the reports received by each of AFL and Laurel relating to such examinations have been furnished to Buyer. None of the Companies has received any notification as the result of the aforementioned examinations that their admitted assets, capital or surplus are inadequate to maintain their good standing and qualification as a stock insurance corporation in each jurisdiction in which AFL or Laurel are admitted to do business. Each of the Companies has filed all reports, statements, documents, registrations, filings or submissions required to be filed by it with any Governmental Entity.

     (b)     Each policy, certificate or contract of insurance, as well as each application, advertisement, agency and brokerage agreement, rate and form currently in use or sold by any of the Companies for which approval is required, has been so approved in all respects by the appropriate Governmental Entity. To the best of Seller’s Knowledge, the sale, advertising and use of the insurance products as underwritten, marketed or sold by any of the Companies does not constitute a violation of any state or federal insurance, banking, security or other law, regulation, rule or order.

    Section 3.8     Reserves All reserves liabilities reflected in the Financial Statements, the Annual Statements and the Interim Statements (“Reserve Liabilities”) (i) were determined in accordance with commonly accepted actuarial standards consistently applied, except as noted therein, (ii) were fairly stated in accordance with sound actuarial principles, (iii) met the requirements of the insurance Laws of the state of domicile and, in the aggregate, each other jurisdiction in which any of the Insurance Companies are licensed to write insurance, and (iv) reflected or will reflect, as applicable, the related reinsurance, coinsurance and other similar agreements of the Insurance Companies.

     Section 3.9     No Undisclosed Liabilities. To Seller’s Knowledge, and except as disclosed in Schedule 3.9 or any Schedule to this Agreement, there are no liabilities of any of the Companies which are required to be reflected in the Financial Statements under GAAP or SAP, other than liabilities (i) reflected or reserved against in the Financial Statements, the Annual Statements or the Interim Statements, (ii) under insurance policies issued by any of the Companies and business incidental thereto, or (iii) incurred since December 31, 2003, in the ordinary course of the business consistent with past practices and which have not had and are not reasonably likely to have a Material Adverse Effect.

     Section 3.10     Absence of Changes or Events. Except as set forth on Schedule 3.10, since December 31, 2003, there has been: (a) no change, or development involving a prospective change, in the general affairs, management shareholders’ equity, assets, liabilities, properties, business operations, condition (financial or otherwise) or results of operations of any of the Companies, taken as a whole, that has had or may reasonable be expected to have a Material Adverse Effect, other than those resulting from a change in the general economic or financial conditions in the United States; and (b) no material change in the manner in which the business of any of the Companies is conducted, nor will there be prior to Closing, other than those resulting from actions contemplated under this Agreement. Without limiting the foregoing, except as set forth on Schedule 3.10, since December 31, 2003 there has not occurred:

(i) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of any of the Companies or any direct or indirect redemption, purchase, or other acquisition by any of the Companies of any such capital stock or of any interest in or right to acquire any such stock;

(ii) any increase in the salary or other compensation (including benefits) of any officer or Employee of AFL (as hereinafter defined) other than increases made in the ordinary course of business and consistent with past practice that did not result in an increase of more than 10% in the salary or other compensation of any such person, nor the hiring of any new employees or the contracting with any present or former employees;

(iii) any issuance, sale or disposition by any of the Companies of any debenture, note, other evidence of borrowing (other than borrowing incurred in the ordinary course of business and consistent with past practice), stock or other security issued by any of the Companies, or any modification or amendment of any right of the holder of any outstanding debenture, note, other evidence of borrowing, stock or other security issued by any of the Companies;

(iv) any damage, destruction or loss (whether or not covered by insurance) affecting any of the property, plant or equipment of any of the Companies, which damage, destruction or loss would have a Material Adverse Effect;

(v) any sale, transfer or conveyance (other than in the ordinary course of business and consistent with past practice) of the assets or properties of any of the Companies with aggregate book values in excess of $50,000;

(vi) any amendment to the articles or certificate of incorporation or bylaws of any of the Companies;

(vii) any sale of bonds owned by any of the Companies other than in the ordinary course of business and consistent with past practices. The proceeds of any such sales have been promptly reinvested by such of the Companies in securities with yields equivalent to the yields on the securities sold by such of the Companies;

(viii) any material change in any of the Company’s accounting principles, practices or methods, except as required by SAP or applicable law; or

(ix) there has not been any negative adjustment to the Company A.M. Best ratings.

     Section 3.11     Real Property. Schedule 3.11 sets forth a list of and describes all real property currently owned, operated or leased by any of the Companies (the “Real Property”) and all buildings, structures or other improvements thereon. A true and correct legal description of any of the Real Property has been delivered to Buyer by Seller as a part of Schedule 3.11. With respect to Real Property leased by the Companies, Buyer has been provided with a true and complete copy of the respective lease agreement(s). To Seller’s Knowledge, all of the buildings, structures and improvements included in Schedule 3.11 are structurally sound with no material defects, ordinary wear and tear excepted. Except for the real property identified on Schedule 3.11, none of the Companies presently own, lease or have any interest in any real property. Each of the Companies has good and marketable title to, or a valid leasehold interest in, free and clear of all Liens, all of its Real Property, except for Permitted Liens. There are no (i) special assessments, (ii) pending or, to the Knowledge of Seller, threatened condemnation proceedings, and (iii) pending, or to the Knowledge of Seller, threatened litigation or administrative actions with respect to the Real Property; and there exists no default, or any condition, event or act that with notice or lapse of time or both would constitute a material default, by the Companies under any lease of the Real Property.

     Section 3.12     Property. Schedule 3.12 sets forth a true, correct and complete listing of all tangible personal property owned or leased by each of the Companies. Each of the Companies has good and marketable title, free and clear of all Liens, to all of their personal property, except as noted in the Financial Statements, statutory liens not yet delinquent, or immaterial defects in title and encumbrances which do not materially impair the value or use for the purposes for which they are held. Further, the Companies have good and marketable title to, or have valid leasehold interests in, each of the items of hardware, software and network equipment, including all agreements and licenses relating thereto, set forth in Schedule 3.12. All tangible properties used in the business of any of the Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with the past practices of each of the Companies. All assets that are material to the business of any of the Companies and held under leases or subleases are held under valid agreements enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such agreement is in full force and effect and there is not, under any such agreement, any default or claim of default by any of the Companies or, to the Knowledge of Seller, by any other party to such agreement.

     Section 3.13     Intellectual Property. Schedule 3.13 sets forth all material common law and federally registered copyrights, trademarks, trade names and service marks (together referred to as the “Intellectual Property”) which each of the Companies uses in the conduct of its business. Each of the Companies have the right to use and hold good and marketable title, free and clear of all encumbrances, to the Intellectual Property and to those date processing systems, including all component hardware, software, operating systems, programs, manuals, forms, techniques, or the like, used or relied upon by any of the Companies in connection with its respective business. Neither the Holding Company nor any of the Insurance Companies has any Knowledge of the infringement by any Person, of any such trademark, service mark, trade name or copyright. There are no infringement suits pending as to which any of the Companies has received notice or service of process or to Seller’s Knowledge, threatened against any of the Companies with respect to the Intellectual Property.

     Section 3.14     Litigation. Except as set forth in Schedule 3.14 hereto, as of the date hereof (a) none of the Companies nor any of their respective officers or directors (in their capacities as agents of such Company) are engaged in, or a party to, or has received notice or service of process naming them as a party to, or, to the Knowledge of Seller, threatened with, any suit, claim, arbitration, investigation, action or proceeding before any Governmental Entity or arbitrator which will result in any judgment, order, award, decree, liability or other determination against any of the Companies or their properties, and (b) there are no outstanding orders, rulings, decrees, judgments or stipulations by or with any Governmental Entity or arbitrator (other than through general application). Except as set forth in Schedule 3.14, to Seller’s Knowledge, no event or circumstance exists as of the date hereof that would reasonably be expected by Seller to give rise to any claim, action, suit, proceeding or investigation.

     Section 3.15     Employee Benefit Matters.

     (a)     Plans and Material Documents. Schedule 3.15(a) sets forth an accurate list of (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, inventive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements covering any current or former employee, officer or director of any Company, to which such Company has any obligation or which are maintained, contributed to or sponsored by the Companies (collectively, the “Plans”). No employee of Seller, including Bob Nolen, participates in any of the Plans and except for Bob Nolen, all employees are employed by AFL. Seller has made available to Buyer a description of each Plan that is not in writing and, with respect to each Plan that is in writing, with a copy of each Plan and a copy of each material document prepared in connection with each such Plan.

     (b)     Absence of Certain Types of Plans. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”) or a single employer pension plan (within the meaning of Section 4001(a) (15) of ERISA) for which any of the Companies could incur liability under Section 4063 or 4064 of ERISA (a “Multiple Employer Plan”), and no trust maintained or contributed to by the Companies is intended to qualify as a voluntary employees’ beneficiary association which is intended to be exempt from taxation pursuant to Section 501(c)(9) of the Code. Except as disclosed in Schedule 3.15(b), none of the Plans provides for the payment of separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a “change in control”, within the meaning of such term under Section 280G of the Code.

     (c)     Compliance with Applicable Law. Except as disclosed in Schedule 3.15(c), each Plan is now and since June 30, 2000, has been operated in all material respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, and to Seller’s Knowledge, all Plan “fiduciaries” (within the meaning of Section 3(21) of ERISA) have always acted in all material respects in accordance with the provisions of all applicable Law, including, without limitation, ERISA and the Code. Each of the Companies has since June 30, 2000 performed all material obligations required to be performed by it under each Plan and is not in any material respect in default under or in violation of the provisions of any Plan.

     (d)     Qualification of Certain Plans. Except as disclosed in Schedule 3.15(d), each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter/opinion letter, as applicable, from the IRS that it is so qualified, and, to Seller’s Knowledge, no fact or event has occurred since the date of such determination letter/opinion from the IRS which could reasonably be expected to materially adversely affect the qualified status of any such Plan.

     (e)     Absence of Certain Liabilities and Events. There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Except as set forth in Schedule 3.15(e), the Companies have not incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA. None of the Companies has incurred any liability under, arising out of or by operation of Title IV of ERISA, including without limitation any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan. Except as set forth in Schedule 3.15(e), no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) for which the 30 days’ notice to the Pension Benefit Guaranty Corporation is not waived has occurred or is expected to occur with respect to any Plan subject to Title IV or ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan and each Plan is funded in an amount equal to no less than the respective amount of the “projected benefit obligations” of such Plan. None of the assets of any of the Companies is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; none of the Companies has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could reasonably be expected to give rise to any such lien or requirement to post any such security. To Seller’s Knowledge, there are no material actions, suits or claims (other than routine claims for benefits) pending or threatened against any Plan and there is no contract or arrangement with respect to which any of the Companies are directly or indirectly liable that would result in the payment of any amount that would not, by operation of Code Section 280G, be deductible.

     Section 3.16      Labor Matters.

     (a)     None of the Companies is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by any of the Companies and currently there are no organizational campaigns, petitions or other unionization activities known to Seller seeking recognition of a collective bargaining unit.

     (b)     There are no strikes, slowdowns, work stoppages or material labor relations controversies pending or, to the Knowledge of Seller, threatened between any of the Companies and its employees, and none of the Companies has experienced any such strike, slowdown, work stoppage or material controversy within the past two years.

     (c)     To the Knowledge of Seller, each of the Companies is in compliance, in all material respects, with all applicable Laws relating to the employment of labor, including without limitation those related to wages, hours and the payment and withholding of taxes and other sums as required by the appropriate Governmental Entity. Each of the Companies has withheld and paid to the appropriate Governmental Entity, all amounts required to be withheld from its employees and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

     Section 3.17     Reinsurance and Coinsurance. Schedule 3.17 sets forth a complete and accurate list of all third-party reinsurance or coinsurance treaties and agreements relating to any of the Policies, including all amendments, if any, thereto (collectively, the “Reinsurance Agreements”). True and complete copies of all of the Reinsurance Agreements set forth in Schedule 3.17 have been delivered or made available to Buyer. All Reinsurance Agreements are in full force and effect on the date of this Agreement. Each of the Companies has duly performed all the material terms, conditions, covenants and warranties of the Reinsurance Agreements. Neither any of the Companies nor, to the Knowledge of Seller, any other party to a reinsurance or coinsurance treaty or agreement to which any of the Companies is a party is in default in any material respect as to any provision thereof.

     Section 3.18     No Transactions with Affiliated Parties. Except as set forth in Schedule 3.18, no Affiliated Party (a) is a party to or has any interest in any contract or agreement with any of the Companies or (b) has any outstanding loan to or receivable from any of the Companies.

     Section 3.19     Compliance with Laws. To Seller’s Knowledge, each of the Companies conducts its business in accordance in all material respects with all Laws applicable to such Company or any of its assets or business, and none of the Companies is in violation in any material respect of any such Law. Each of the Companies has duly and validly filed or caused to be filed all material reports, statements, documents, registrations, filings or submissions that were required by applicable Laws to be filed; all such filings complied with all applicable Laws in all material respects when filed, and no material deficiencies have been asserted with respect to any such filings which have not been satisfied. All outstanding Policies issued by any of the Insurance Companies and currently in force are, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection, and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved and the premiums charged conform thereto.

     Section 3.20     Material Contracts and Agreements. Schedule 3.20 identifies all agreements material to the business of any of the Companies as presently conducted, all of which are in full force and effect and constitute legal, valid and binding obligations on each of the Companies, as applicable. None of the Companies nor, to Seller’s Knowledge, any other party to such agreements is in violation or breach of or default under any material provision of any such agreement. Copies of all of the contracts and other agreements set forth on Schedule 3.20 have been delivered or made available to Buyer. Agreements identified on Schedule 3.20 include each of the following:

     (a)     any contract which cannot be terminated by any of the Companies without premium or penalty within 90 days after giving notice of termination, for the employment of any current or former director, officer, employee or consultant;

     (b)     all contracts with any person containing any provision or covenant prohibiting or materially limiting the ability of any of the Companies from engaging in any business activity or from competing with any person;

     (c)     all partnership, joint venture or other similar contracts with any person;

     (d)     all contracts relating to indebtedness for borrowed money of any of the Companies in excess of $10,000; and

     (e)     each other contract that (i) involves the payment in any calendar year pursuant to the terms of such contract by or to any of the Companies of more that $10,000 and (ii) cannot be terminated by such Company within 30 days after giving notice of termination without resulting in any cost, penalty or liability to such Company.

     Section 3.21     Environmental Matters.

     (a)     Except as set forth on Schedule 3.21, to the Knowledge of Seller, no Hazardous Substance is present in, on or under the Real Property, including any land and the improvements, ground water and surface water thereof. Other than as set forth on Schedule 3.21, at no time prior to the Closing Date has any of the Companies transported, stored, used, manufactured, released or exposed its employees or others to Hazardous Substances nor has any of the Companies disposed, transferred, sold or manufactured any product containing any Hazardous Substances. Except as set forth on Schedule 3.21, to the Knowledge of Seller, none of the Real Property (i) contains or did at any time contain any underground storage tanks, (ii) has any asbestos present (or has had any asbestos removed therefrom) or (iii) has been used as a sanitary landfill or hazardous waste disposal site. Schedule 3.21 sets forth all approvals, permits, licenses, clearances and consents with respect to environmental matters (hereinafter collectively referred to as the “Environmental Permits”) currently held by any of the Companies. Such Environmental Permits constitute the only permits necessary for the performance of this Agreement or the continued conduct of any of the Companies’ Hazardous Substances activities (if any) and other businesses of the Companies as such activities and businesses are currently being conducted. Except as specifically set forth on Schedule 3.21, each of the Companies has complied with all applicable covenants and conditions of the Environmental Permits, as well as all applicable requirements under any Environmental Laws, and the Environmental Permits are in full force and effect. To Seller’s Knowledge, no circumstances exist which could cause any Environmental Permit to be revoked, modified or rendered nonrenewable as a consequence of the transactions contemplated by this Agreement or otherwise. Other than as set forth on Schedule 3.21, Seller is not aware of any action, proceeding, permit revocation, permit amendment, writ, injunction, claim or investigation pending or threatened, concerning or relating to the Environmental Permits and the Hazardous Substance activities of any of the Companies.

     (b)     Except as may be set forth on Schedule 3.21, to Seller’s Knowledge, there are no facts, events or circumstances relating to the past or present facilities or operations of any of the Companies, including, but not limited to, the Real Property and any real property previously owned or leased by any of the Companies, which would interfere with, or prevent the compliance with, applicable Environmental Laws or which would give rise to liability under any applicable Environmental Laws or related common law theories.

     Section 3.22     Insurance.        Schedule 3.22 sets forth a true and complete list and description of the insurance policies maintained by each of the Companies, including without limitation, real and personal property insurance, worker’s compensation insurance and any bond and surety arrangements, as of the date of this Agreement, all of which are currently in full force and effect. True and correct copies of such policies have previously been made available to Buyer. None of the Companies, or to Seller’s Knowledge, any other party to these insurance policies is in material breach or default (including with respect to the giving of notice and the payment of premiums), and no event has occurred with respect to any of the Companies and, to Seller’s Knowledge, with respect to any other party which, with notice or the lapse of time, would constitute such a breach or default with respect to such party, or permit termination, modification or acceleration, under the policies, and no party to the policies has repudiated any provision thereof.

     Section 3.23     Employees.        Schedule 3.23 contains a complete and accurate list of the following information for each officer and employee of the Companies: employer; department; name; job grade and title; current annual salary; performance and salary review dates; medical, dental and life insurance information; and 401(k) plan information. The employment of each individual listed on Schedule 3.23 is terminable at will by the Company, without restriction, penalty or payment of any kind.

     Section 3.24     Tax and Other Returns and Reports. Except as set forth on Schedule 3.24 and except for such matters that would not, individually or in the aggregate, have a Material Adverse Effect, and to the Knowledge of Seller for periods prior to June 30, 2000:

     (a)     each of the Companies as of the Closing Date will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports (collectively the “Returns”) relating to any and all Taxes concerning or attributable to such Company or its operations and such Returns are true and correct and have been completed in accordance with applicable Law;

     (b)     each of the Companies as of the Closing Date: (i) will have paid or accrued all Taxes it is required to pay or accrue and (ii) will have withheld and timely remitted with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld and remitted and (iii) will have made all required current estimated payments of Taxes sufficient to avoid any understatement penalties;

     (c)     there are no Liens on the assets of any of the Companies relating to or attributable to Taxes, other than Liens for taxes not yet due and payable;

     (d)     for each of the Companies, the tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is properly reflected on such Company’s tax books and records;

     (e)     each of the Companies has established (and until the Closing will establish) on its respective books and records reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all Taxes not yet due and payable and each reserve item with respect to any of the Companies as set forth in the Returns for the taxable periods ended December 31, 2001 and December 31, 2002 was determined correctly in accordance with the requirements of Sections 807, 811 and 846 of the Code, and has been consistently and corrected applied with respect to the filing of all Returns of or which include any of the Companies for all taxable years for which the applicable statute of limitations has not expired;

     (f)     no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns in respect of any of the Companies. No tax authority has threatened or has any reasonable basis to assert against any of the Companies any deficiency or claim for additional Taxes and there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against any of the Companies or the filing of any Returns;

     (g)     no claim has been made by a taxing authority in a jurisdiction where any of the Companies do not file Returns to the effect that any of the Companies is or may be subject to taxation by that jurisdiction;

     (h)     none of the Companies is a party to or owes any amount under any tax-sharing or allocation agreement and are not otherwise liable or obligated to indemnify any Person with respect to any Taxes;

     (i)     each of the Companies has previously delivered to Buyer true and complete copies of (i) any audit reports issued in the five years prior to the date of this Agreement relating to Taxes due from or with respect to each the Companies; and (ii) all federal, state, local and foreign income or franchise Returns of each of the Companies relating to the taxable periods ending in 2000, 2001 and 2002;

     (j)     none of the Companies is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities;

     (k)     none of the Companies, nor Seller (on any of the Companies behalf) has (i) agreed to, is required to make, or has any application pending requesting permission for, any changes in accounting methods or adjustments pursuant to Section 446(e), 481(a), 807(f) of the Code (or any predecessor provision) or any similar provision of state, local or foreign law, nor has any Knowledge that any taxing authority has proposed in writing any such change in accounting method or an adjustment, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of state, local or foreign law, (iii) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code owned by any of the Companies, or (iv) granted to any party any power of attorney that is currently in force with respect to any tax matter;

     (l)     no property owned by any of the Companies is (i) property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) subject to Section 168(g)(1)(A) of the Code; (v) “limited use property” within the meaning of Rev. Proc. 76-30, or (vi) subject to any provision of state, local or foreign law comparable to any of the provisions listed above;

     (m)     none of the Companies has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in (i) the two years prior to the date of this Agreement or (ii) a distribution which could otherwise constitute part of a “plan” or “series of related transaction” (which the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement;

     (n)     each of the Companies is a “United States Person” within the meaning of Section 7701(a)(30) of the Code;

     (o)     Schedule 3.24 accurately sets forth the amount of the shareholder surplus account, as of December 31, 2001, and the existing policyholders surplus account, as of December 31, 2002 (as defined in Section 815 of the Code);

     (p)     AFL and Laurel are and have been taxable as life insurance companies within the meaning of Section 816 of the Code for the taxable period ending on or including the Closing Date and for all prior taxable periods for which the statute of limitations has not expired;

     (q)     all life insurance contracts issued by AFL or Laurel (whether developed or administered by or reinsured with any unrelated party) that are subject to Section 7702 of the Code qualify as “life insurance contracts” within the meaning of Section 7702(a) of the Code;

     (r)     any life insurance contracts issued by AFL or Laurel (whether developed or administered or reinsured with any unrelated party) which is a modified endowment contract under Section 7702A of the Code (each, a “MEC”) has been marketed as such at all relevant times or the policyholder otherwise has consented to such MEC status;

     (s)     all contracts issued by AFL or Laurel (whether developed or administered by or reinsured with any unrelated party) that are subject to Section 817 of the Code and the Treasury Regulations promulgated thereunder have met the diversification requirements applicable thereof since the issuance of the contracts;

     (t)     all annuity contracts issued by AFL or Laurel (whether developed or administered by or reinsured with any unrelated party) that are subject to Section 72(s) of the Code contain all of the necessary provisions of Section 72(s) of the Code;

     (u)     the tax treatment under the Code of all insurance or annuity policies, plans or contracts; all financial products, individual retirement accounts or annuities; or any similar or related policy, contract, plan, or product, whether individual, group, or otherwise, if any, issued or sold by AFL or Laurel on or before the Closing Date is and at all times has been in all material respects the same as or more favorable to the purchaser, policyholder or intended beneficiaries thereof than the tax treatment under the Code for which such policies, plans or contracts qualified or purported to qualify at the time of their issuance or purchase, except for changes resulting from changes to the Code which do not affect policies, plans or contracts due to the effective date thereof; and

     (v)     all annuity contracts issued by AFL or Laurel (whether developed or administered by or reinsured with any unrelated party) that are provided under or connected with a plan described in Section 401(a), 403(a) or 403(b) of the Code or that is an individual retirement annuity or provided under an individual retirement account or annuity, satisfies the federal income Tax laws applicable to such annuity contract.

     (w)     the tax liability of the Holding Company under the tax sharing agreement set forth on Schedule 3.18 is less than $25,000.

     Section 3.25     Bank and Brokerage Accounts. Schedule 3.25 is a true and complete list of all banking and brokerage institutions in which any of the Companies has accounts or safety deposit boxes, plus the numbers thereof and the names of the persons authorized to have access thereto.

     Section 3.26   Broker’s and Finder’s Fees. Except as set forth on Schedule 3.26, neither Seller nor any of the Companies has incurred or will incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction provided for herein.

     Section 3.27     Disclosure. Nothing in this Agreement nor any schedule hereto nor any certification made pursuant to the terms hereof, by or on behalf of Seller or Company, contains any untrue statement of fact or omits to state a fact necessary in order to make the statements contained herein and therein not misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     Section 4.1     Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and, Buyer has all requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement represents a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     Section 4.2     Consents and Approvals; No Violation. Except as set forth in Schedule 4.2, and except for applicable requirements of the HSR Act, neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions provided for herein, nor compliance by Buyer with any of the provisions hereof, will (a) conflict with or result in any breach of any provision of the charter or bylaws of Buyer or any of its respective Affiliates, (b) require any filing by Buyer with, or the obtaining by Buyer of any Consent of, any Governmental Entity, (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer, any of its respective Affiliates or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its respective Affiliates, excluding from the foregoing clauses (b), (c) and (d) such requirements, defaults or violations which would not have a Material Adverse Effect on Buyer.

     Section 4.3     Litigation. No claim, action, suit, proceeding or investigation is pending or, to the Knowledge of Buyer, threatened against Buyer or any of its respective Affiliates, by or before any Governmental Entity or by or on behalf of any third-party which, if adversely determined, would have a Material Adverse Effect on any transactions provided for herein.

     Section 4.4     Financing. Buyer has on the date of execution of this Agreement and will have at all times through the Closing Date access to cash funds sufficient to pay the Purchase Price and consummate the transactions provided for herein.

     Section 4.5     Investment Purpose. Buyer is acquiring the Shares for its own account, for the purpose of investment only, and not with a view to the resale or distribution of all or any part of the Shares; provided, however, that the foregoing representation shall in no way limit Buyer’s right to dispose of all or any portion of the Shares in one or more transactions registered under or exempt from the registration requirements of the Securities Act of 1933, as amended, at any time and in Buyer’s sole discretion.

     Section 4.6     Investment Company. Buyer is not an investment company subject to registration and regulation under the Investment Company Act of 1940, as amended.

     Section 4.7     Broker’s and Finder’s Fees. Except as set forth on Schedule 4.7, neither Buyer nor any of its Affiliates or representatives has incurred or will incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction provided for herein.

ARTICLE 5
COVENANTS OF THE PARTIES

     Section 5.1     Conduct of the Business of Seller. Except as otherwise provided in or contemplated by this Agreement or the Schedules hereto, prior to the Closing Date, Seller shall and shall cause each of the Companies to (a) conduct the businesses of each of the Companies substantially in accordance with present policies (including existing underwriting standards) and operate only in the ordinary course of business, (b) use commercially reasonable efforts to preserve each of the Companies’ business organizations intact and keep available the services of AFL’s present executive officers and key employees (including not allowing such executive officers and key employees of AFL (other than Bob Nolen and Ned Gaffney) to transfer to Seller or an affiliate of Seller other than AFL without the written consent of Buyer, (c) consistent with the exercise of reasonable business judgment, retain the goodwill of each of the Companies and preserve the business relationships of each of the Companies with policyholders and others, including employees, agents, lenders, suppliers, licensors and licensees, insurance departments, and other having material business dealings with the Companies, and (d) maintain all material existing business permits, licenses and authorizations. From and after the date hereof, and prior to the Closing Date, except as otherwise provided in or contemplated by this Agreement or the Schedules hereto, Seller shall not and shall not cause any of the Companies to, without the prior written or oral approval of Buyer, which consent shall not be unreasonably withheld:

     (a)     declare, pay or make, or set aside for payment or make, any dividend or other distribution (whether in cash or in kind) in respect of the capital stock of any of the Companies or redeem, purchase or otherwise acquire any of its capital stock;

     (b)     guaranty the obligation of any person, firm, corporation or other entity, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, in an amount in excess of $500,000;

     (c)     mortgage, pledge, lease, or subject to any lien, charge or other encumbrance any of the assets, properties or business of any of the Companies (except for the Seller Note contemplated by Section 1.2 and any other mortgage, pledge, lien, charge or other encumbrance incurred, in the ordinary course of business, in the acquisition of such asset, property or business of such Company) in an amount in excess of $250,000;

     (d)     except as set forth in Schedule 3.10, sell or otherwise transfer any asset, property or business or cancel any debt or claim or waive any right, other than in the ordinary course of business of such Company, with a value in excess of $250,000;

     (e)     amend or cancel or agree to the amendment or cancellation of any reinsurance agreement, treaty or arrangement;

     (f)     permit to lapse any right with respect to any trademark, trade name, copyright or other intangible asset material to such Company;

     (g)     permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies reasonably satisfactory to Buyer are in full force and effect;

     (h)     except for annual pay raises for any individual employee of less than ten percent (10%), grant any general or uniform increase in the rates of pay of employees of such Company or any increase in salary payable or to become payable to any such employee, or increase in any manner the compensation or benefits of any of the directors, officers or other employees of such Company, or make any promises of employment to existing employees that extend by their terms beyond the Closing Date, or hire or contract with any new or additional employees;

     (i)     make any material change in any of its present tax or financial accounting methods and practices, except as required by changes in GAAP or SAP, as the case may be;

     (j)     amend its charter or bylaws;

     (k)     except for issuances of capital stock of the Holding Company upon conversion of the Vesta Fire Convertible Subordinated Notes, issue, sell or deliver any shares of the capital stock of any of the Companies or issue or sell any securities convertible into, or exchangeable for, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of the capital stock of any of the Companies;

     (l)     effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization of any of the Companies;

     (m)     merge with or into, consolidate or otherwise combine with, or acquire all or substantially all of the assets of, any other entity; or

     (n)     enter into any agreement or understanding to do any of the things described in clauses (a) through (m) above.

     Section 5.2     Access to Information.

     (a)     Between the date of this Agreement and the Closing Date, Seller shall (i) give Buyer and its authorized representatives full access at all reasonable times, upon advance notice, to all books, records, offices and other facilities and properties of each of the Companies; (ii) permit Buyer to make such inspections thereof as Buyer may reasonably request; and (iii) cause each of the Companies’ officers to furnish Buyer with such financial and operating data and other information with respect to the businesses and properties of such Company as Buyer may from time to time reasonably request; provided, however, that any such investigation shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the operation of the business of such Company.

     (b)     From and after the Closing Date, Buyer shall give Seller and its authorized representatives reasonable access to all books and records of each of the Companies to the extent necessary for Seller to fully and adequately prepare tax returns and other financial documents and information, or to respond to audits or other similar inquiries; provided, however, that any such access shall be during normal business hours and in such a manner as not to interfere unreasonably with the operation of the business of any such Company.

     (c)     All information exchanged between Buyer and Seller and any of the Companies (and any of their respective representatives), shall be subject to that certain confidentiality agreement previously executed by and between Buyer and Seller or their affiliates (the “Confidentiality Agreement”).

     Section 5.3     Best Efforts. Subject to the terms and conditions of this Agreement, each of Seller and Buyer will use its respective commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions provided for in this Agreement.

     Section 5.4     HSR Act. Seller and Buyer shall fully cooperate and use their commercially reasonable best efforts to satisfy all requirements under the HSR Act relating to the consummation of the transactions provided for herein (if applicable), including without limitation making all filings required in connection therewith; provided, however, that it is expressly understood and agreed to by the parties that Buyer shall pay all filing fees associated with the HSR filing (excluding any attorneys’ fees, accountants’ fees or other consultants’ fees of Seller), if applicable.

     Section 5.5     Consents. Seller and Buyer shall cooperate, and use their respective commercially reasonable best efforts, to make all filings and provide all notifications (including without limitation all filings and notifications required by the Texas Department of Insurance, the Federal Trade Commission and the Department of Justice) and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties necessary to consummate this Agreement and the transactions provided for herein and to carry on the business of each of the Companies substantially in the manner as heretofore conducted. Except as otherwise provided herein, Seller and Buyer shall pay their own expenses, including without limitation, legal and accounting fees and expenses, incident to the obtaining the consents and approvals required by this Section 5.5; it being expressly understood that all such expenses incurred by or on behalf of the Companies shall be paid by Seller.

     Section 5.6     Public Announcements. Prior to the Closing Date, Seller and Buyer will consult with each other before issuing any report, statement or press releases or otherwise making any public statements with respect to this Agreement and the transactions provided for herein, and neither of them shall issue any such report, statement or press release or make any such public statement prior to such consultation and obtaining the written approval of the other party, except as in the reasonable judgment of the party may be required by Law, in which case, to the extent reasonably practicable, such party shall advise and confer with the other party before issuing any such report, statement or press release, subject, in the case of Seller, to Seller’s obligations to comply with applicable securities laws and the rules of the New York Stock Exchange.

     Section 5.7     Covenant to Satisfy. Seller shall use its commercially reasonable best efforts to ensure that the conditions set forth in Article 7 hereof are satisfied, insofar as such matters are within the control of Seller, and Buyer shall use its commercially reasonable best efforts to ensure that the conditions set forth in Article 6 hereof are satisfied, insofar as such matters are within the control of Buyer. Seller and Buyer further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions provided for herein, to (i) within three (3) days after learning or obtaining any knowledge concerning or relating to such a threat or event, notify the other party in writing of such a threat or event, and (ii) use all commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

     Section 5.8     No Solicitation. Prior to the Closing or earlier termination of this Agreement, Seller will not, and will not authorize or permit any officer, director or employee of Seller or any of the Companies, or authorize any investment banker, attorney, accountant or other representative retained by Seller, to directly or indirectly, without the written consent of Buyer, solicit any Acquisition Proposal by any Person. Seller shall promptly notify Buyer orally and in writing in the event it receives any inquiry or proposal relating to any such transaction.

     Section 5.9     Litigation Support. In the event and for so long as Buyer or Seller actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Companies, the other party shall cooperate with it and its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article 10 below).

     Section 5.10     COBRA. Buyer shall be responsible for any and all compliance with Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA (“COBRA Continuation Coverage”) with respect to each employee or former employee of any of the Companies and any of their “qualified beneficiaries” under COBRA. Buyer shall be responsible for any tax or penalty arising from its failure to comply with the Code or ERISA with regard to such COBRA Continuation Coverage.

ARTICLE 6
CONDITIONS TO OBLIGATIONS OF SELLER

     Section 6.1      Conditions. The obligations of Seller to consummate the transactions provided for in this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any or all of which may be waived in whole or in part by Seller if permitted by applicable law):

     (a)     Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true in all material respects when made and at and as of the Closing as though such representations and warranties were made at and as of the Closing, except for (i) such representations and warranties which expressly relate to an earlier date, (ii) representations and warranties the inaccuracies of which (without taking into account any materiality qualifiers or similar limitations) relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and (iii) changes permitted or contemplated by the terms of this Agreement

     (b)     Performance.        Buyer shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Buyer at or prior to the Closing.

     (c)     Officer’s Certificate. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date, executed by an authorized officer of Buyer certifying to the fulfillment of the conditions set forth in Sections 6.1(a), 6.1(b) and 6.1(g).

     (d)     No Injunction. There shall not be in effect any judgment, order, injunction or decree of any Governmental Entity enjoining consummation of the transactions provided for herein.

     (e)     No Government Proceeding or Litigation. There shall not be any suit, action, investigation, inquiry or other proceeding instituted, pending or threatened by any Governmental Entity, which seeks to enjoin or otherwise prevent consummation of the transactions provided for herein.

     (f)     Expiration or Termination of HSR Act Periods. Any waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

     (g)     Governmental Approvals. All Consents from Governmental Entities, including without limitation all insurance regulatory agencies, necessary to permit Seller to consummate the transactions provided for herein shall have been obtained.

     (h)     Approval by Seller’s Board of Directors. The board of directors of Seller shall have duly authorized and validly approved this Agreement and the consummation of the transactions provided for herein, to the extent required by Law and the provisions of the charter, bylaws and other governing instruments of Seller.

     (i)     Designation of 401(k) Trustee. At the Closing, Buyer shall execute a document in a form acceptable to Seller designating a new trustee for the American Founders Life Insurance Company Retirement Savings Plan (the “401(k) Plan”) and evidencing said new trustee’s written acceptance of such designation.

ARTICLE 7
CONDITIONS TO OBLIGATIONS OF BUYER

     Section 7.1      Conditions. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Buyer if permitted by applicable law):

     (a)     Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true in all material respects when made and at and as of the Closing as though such representations and warranties were made at and as of the Closing, except for (i) such representations and warranties which expressly relate to an earlier date, (ii) representations and warranties the inaccuracies of which (without taking into account any materiality qualifiers or similar limitations) relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and (iii) changes permitted or contemplated by the terms of this Agreement.

     (b)     Performance.      Seller shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

     (c)     Officer’s Certificate. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, executed by an authorized officer of Seller certifying to the fulfillment of the conditions set forth in Sections 7.1(a), 7.1(b) and 7.1(g).

     (d)     No Injunction. There shall not be in effect any judgment, order, injunction or decree of any Governmental Entity enjoining consummation of the transactions provided for herein.

     (e)     No Government Proceeding or Litigation. There shall not be any suit, action, investigation, inquiry or other proceeding instituted, pending or threatened by any Governmental Entity which seeks to enjoin or otherwise prevent consummation of the transactions provided for herein.

     (f)     Expiration or Termination of HSR Act Periods. Any waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

     (g)     Governmental Approvals. All Consents from Governmental Entities, including without limitation all insurance regulatory agencies, necessary to permit the Buyer to consummate the transactions provided for herein shall have been obtained.

     (h)     Approval by Seller’s Board of Directors. The board of directors of Seller shall have duly authorized and validly approved this Agreement and the consummation of the transactions provided for herein, to the extent required by Law and the provisions of the charter, bylaws and other governing instruments of Seller, and Seller shall have furnished to Buyer certified copies of resolutions evidencing same.

     (i)     Resignation of Directors. Seller shall have delivered to Buyer the resignations of (i) all of the officers and directors of the Holding Company and (ii) all directors and officers of AFL and Laurel who are not employees of AFL as of the date of this Agreement.

     (j)     Termination of the Holding Company as Party to Tax Sharing Agreement. Seller shall cause the Holding Company to be terminated as a party to Vesta’s consolidated tax allocation agreement disclosed on Schedule 3.18.

     (k)     Assignment of Office Lease by Seller, Etc. Seller shall cause that certain office lease between AFL and Sourwine Company (Indianapolis, Indiana) to be assigned to Seller or an affiliate of Seller other than the Companies. In addition, after a 90-day transition period following the Closing Date, Seller will assume responsibility for all salary and benefits of Bob Nolen, Ned Gaffney and Mr. Gaffney’s assistant.

     (l)     Third-Party Consent. Seller shall have obtained the third-party consent set forth on Schedule 3.4.

     (m)     Material Adverse Change. There has been no Material Adverse Change.

ARTICLE 8
OTHER AGREEMENTS

     Section 8.1     Failure to Close.

     (a)     Buyer expressly agrees to consummate the transactions provided for herein upon completion of all conditions to Closing (unless waived as permitted by applicable law) and shall not take any action reasonably calculated to prevent the Closing and shall not unreasonably delay any action reasonably required to be taken by it to facilitate the Closing.

     (b)     Seller expressly agrees to consummate the transactions provided for herein upon completion of all conditions to Closing (unless waived) and shall not take any action reasonably calculated to prevent the Closing and shall not unreasonably delay any action reasonably required to be taken by it to facilitate the Closing. Notwithstanding any other provisions of this Agreement, to the extent required by the fiduciary obligations of the board of directors of Seller or Seller’s parent company, Vesta Insurance Group, Inc. (“Vesta”), as determined in good faith by a majority of the members of the board of directors of Seller or Vesta, based on the advice of Vesta’s outside counsel, Seller may:

(i) In response to an unsolicited request therefore, participate in discussions or negotiations with, or furnish information with respect to Seller pursuant to a customary confidentiality agreement (as determined by Vesta’s outside counsel) to, any Person concerning an Acquisition Proposal involving the Companies; and

(ii) Approve or recommend (and, in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Share Purchase) a Superior Acquisition Proposal. For purposes of this Agreement, a “Superior Acquisition Proposal” when used with reference to the Companies, means a bona fide Acquisition Proposal involving the Companies made by a third party which a majority of the members of the board of directors of Vesta determines in its good faith judgment to be more favorable to Vesta or Vesta’s shareholders than the Share Purchase, and for which financing, to the extent required, is then committed.

     Section 8.2      Certain Tax Matters.

     (a)     Responsibility for Holding Company Tax Returns. Seller is responsible for preparing and filing all Returns with respect to the Holding Company for all periods commencing prior to and ending on the Closing Date, and Buyer is responsible for preparing and filing all Returns with respect to the Holding Company for all periods commencing on the Closing Date and ending thereafter. Any refunds in respect of Returns with respect to the Holding Company filed for all periods commencing prior to and ending on the Closing Date shall be for the account of Seller unless any such refunds are carried as an asset by the Holding Company on the Closing Date. Any refunds in respect of such Returns filed for all periods commencing on the Closing Date and ending thereafter shall be for the account of the Holding Company.

     (b)     Insurance Company Taxes. The Parties agree that the Insurance Companies will be required to file a full year Return for the twelve month period from January 1, 2004 through December 31, 2004, and the Insurance Companies will be responsible for the payment of all taxes due and owing for such period.

     (c)     Participation in Tax Examinations. Buyer and Seller shall provide to each other prompt notice of any audit or similar investigation or proceeding in which the IRS or any other governmental authority makes or proposes to make a Tax adjustment to any Tax period ending on or before the Closing Date. Seller shall control any such proceeding; provided that Buyer or its representative shall have the right, at its expense, to participate in any such audit or similar investigation. Seller agrees that it will not settle, compromise or agree to any Tax adjustment without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

     (d)     Mutual Cooperation. As soon as practicable, but in any event within 15 days after either party’s request, the other party shall deliver such information and other data relating to the Tax Returns and Taxes of any of the Companies as in each case shall have been reasonably requested in order to enable such party to (i) cause the completion and filing of all Tax Returns for which it has responsibility or liability under this Agreement, (ii) respond to audits or other inquires by any taxing authorities with respect to any Tax Returns or taxable periods for which it has any responsibility or liability under this Agreement or (iii) otherwise satisfy its accounting or tax requirements.

     (e)     Resolution of Disagreements. If Seller and Buyer disagree as to the amount of Taxes for which each is liable under this Agreement, Seller and Buyer shall promptly consult each other in an effort to resolve such dispute. If any such dispute cannot be resolved within 45 days after the initial date of consultation (as evidenced by the earliest dated written notice of such dispute), Seller and Buyer shall use their reasonable best efforts to cause such dispute to be resolved by an independent third party mutually agreeable to each party.

     (f)     Indemnification.      In the event any audit or similar proceeding results in adjustments which would render any representations made by Seller in this Agreement inaccurate, and such inaccuracy is the basis for a claim of indemnification under Section 10.2 of this Agreement, any Loss claimed by Buyer as a result of such adjustment shall be offset by any Tax benefit realized by Buyer or its affiliates as a result of such adjustment. Any such Tax benefit shall be equal to the amount by which the taxable income of Laurel and its subsidiaries (including AFL) is or will be reduced in any past, present or future period as a result of the adjustment in issue, without regard to any indemnification payment that may be made for this purpose.

ARTICLE 9
TERMINATION, AMENDMENT AND WAIVER

     Section 9.1      Termination. This Agreement may be terminated and the transactions provided for herein may be abandoned upon notice by the terminating party to the other party:

     (a)     by mutual written consent of Seller and Buyer;

     (b)     by either party, if any order of a Governmental Entity shall be in effect at the Closing which restrains or prohibits the transactions contemplated hereby or if any suit, action, investigation, inquiry or legal or administrative proceeding shall be pending or threatened at the Closing which has been brought by a Governmental Entity which challenges consummation of the transactions contemplated hereby;

     (c)     by Buyer, if (i) Seller has within the then previous ten (10) business days given or was required to have given Buyer any notice pursuant to Section 5.7 above and (ii) the development that is the subject of the notice has had or could have a Material Adverse Effect on the Companies or Seller’s ability to indemnify Buyer hereunder;

     (d)     by Seller, if (i) Buyer has within the then previous ten (10) business days given or was required to have given Seller any notice pursuant to Section 5.7 above and (ii) the development that is the subject of the notice has had or could have a Material Adverse Effect on Buyer’s ability to consummate the Share Purchase or other transactions provided for in this Agreement;

     (e)     by either party, if the transactions contemplated by this Agreement shall not have been consummated on or prior to July 15, 2004, unless such failure of consummation shall be due to the failure of the party seeking such termination to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; or

     (f)     by Seller, to the extent that a majority of the members of the board of directors of Vesta shall have determined to enter into an agreement with respect to a Superior Acquisition Proposal as contemplated by Section 8.1(b) of this Agreement; provided, that concurrently with such termination, Seller shall pay to Buyer a termination fee equal to $1,800,000, plus an additional amount not to exceed a maximum of $300,000 for reimbursement of properly-documented, reasonable out-of-pocket expenses and costs incurred by Buyer (including a reasonable attorney’s fee) which are directly attributable to the transactions provided for in this Agreement. Except as expressly provided above in this Section 9.2(f), Buyer shall not be entitled to receive any additional amounts (for damages, expenses, costs, attorneys’ fees or otherwise) from Seller, any of the Companies, or any of their respective officers, directors, shareholders or representatives.

     Section 9.2     Procedure and Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 9.2 and Article 10 and Section 5.2(c) of this Agreement shall survive any such termination and abandonment. Notwithstanding the preceding sentence or any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 9.1 or in the event either party fails to complete the Share Purchase or the other transactions provided for in this Agreement in breach of its obligations hereunder, Seller will remain liable to Buyer for any breach by Seller in the performance of any of its covenants, agreements, duties or obligations arising under this Agreement existing at the time of such termination, and Buyer will remain liable to Seller for any breach by Buyer in the performance of any of its covenants, agreements, duties or obligations arising under this Agreement existing at the time of termination, and Seller or Buyer may seek remedies or damages against the other with respect to any such breach as are provided in this Agreement or as are otherwise available in law or equity.

     Section 9.3     Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of Seller and Buyer. Any failure of Seller or Buyer to comply with any term or provision of this Agreement may be waived by the other party at any time by an instrument in writing signed by or on behalf of such other party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

ARTICLE 10
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     Section 10.1      Survival. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Share Purchase and continue for a period of eighteen (18) months after the Closing Date; provided, however, that the representations and warranties of Seller relating or pertaining to Taxes set forth in Section 3.24(a)-(p) hereof shall survive until the expiration of all applicable statutes of limitations (giving effect to any waiver or extension thereof) governing the Companies’ Taxes or Returns.

     Section 10.2     Indemnification by Seller.

     (a)     Seller hereby agrees to indemnify and hold Buyer, its officers, directors, agents and Affiliates, harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation (hereinafter individually a “Loss” and collectively “Losses”) incurred by Buyer as a result of (i) any material breach of a representation, warranty or obligation of Seller contained in Article 3 hereof, or (ii) any failure by Seller to substantially perform or comply with any material covenant contained herein.

     (b)     Seller’s obligation to indemnify Buyer pursuant to Section 10.2(a) above shall be limited to an aggregate total amount equal to ten percent (10%) of the Purchase Price; and further, Buyer shall not be entitled to any indemnification until the amount of all Claims for indemnification, in the aggregate, equal one percent (1%) of the Purchase Price or greater, and then only to the extent such Claims exceed one percent (1%) of the Purchase Price.

     Section 10.3   Indemnification by Buyer.

     (a)     Buyer hereby agrees to indemnify and hold Seller, its officers, directors, agents and Affiliates, harmless against all Losses incurred by Seller as a result of (i) any material breach of a representation, warranty or obligation of Buyer contained in Article 4 hereof, or (ii) any failure by Buyer to perform or comply with any covenant contained herein.

     (b)     Buyer’s obligation to indemnify Seller under Section 10.3(a) above shall be limited to an aggregate total amount equal to ten percent (10%) of the Purchase Price; and further, Seller shall not be entitled to any indemnification until the amount of all Claims for indemnification, in the aggregate, equal one percent (1%) of the Purchase Price or greater, and then only to the extent such Claims exceed one percent (1%) of the Purchase Price; provided, however, there shall be no monetary limitation on Buyer’s obligation to indemnify Seller with respect to Buyer’s breach of the representations set forth in Section 4.4 hereof.

     Section 10.4     Notice and Procedure; Third Party Claims.

     (a)     Any Person seeking indemnity under any provision of this Agreement (the “Indemnitee”) shall notify the party from whom indemnity is sought (the “Indemnitor”) as soon as practicable but not in any event more than 15 calendar days from when the Indemnitee has knowledge or notice of a Claim, as to (i) the nature of any claims, damages, losses or liabilities asserted by or against the Indemnitee for which the Indemnitee intends to seek indemnity hereunder (“Claims”) and (ii) the commencement of any suit or proceeding brought to enforce any Claims. The Indemnitor shall have the right, but not the obligation, to assume the defense of any such suit or other proceeding by giving written notice thereof to the Indemnitee and the Indemnitee shall cooperate fully, at the Indemnitor’s sole cost and expense, and shall be entitled reasonably to consult with the Indemnitor with respect to such defense; provided, however, that if the defendants in any such action include both the Indemnitor and the Indemnitee and the Indemnitee reasonably shall have concluded that there may be a conflict between the positions of the Indemnitor and the Indemnitee in conducting the defense of any such action or that there may be legal defenses available to it that are different from or additional to those available to the Indemnitor, the Indemnitee shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnitee, in which case the reasonable fees and expenses of such counsel shall be at the expense of the Indemnitor.

     (b)     In the event the Indemnitor agrees to assume the defense of any suit or proceeding brought to enforce a Claim as provided in Section 10.4(a) above, the Indemnitee, at the sole cost and expense of the Indemnitor and upon the Indemnitor’s request, shall assist and cooperate with the Indemnitor in the conduct of litigation, the making of settlements and the enforcement of any right of contribution to which the Indemnitee may be entitled from any person or entity in connection with the subject matter of any litigation subject to indemnification hereunder. In addition, the Indemnitee shall, upon request by the Indemnitor or counsel selected by the Indemnitor and at the sole cost and expense of the Indemnitor, attend hearings and trials, assist in the securing and giving of evidence, assist in obtaining the presence or cooperation of witnesses, make available its own personnel, and effect settlements; and shall do whatever else is reasonably necessary and appropriate in connection with such litigation. The Indemnitee shall not make any demand upon the Indemnitor or counsel for the Indemnitor in connection with any litigation subject to indemnification hereunder, except a general demand for indemnification as provided hereunder. The Indemnitee shall not, except at its own cost, voluntarily make any payment, assume any obligation, incur any expense, or settle or compromise any claim without the express approval of the Indemnitor, in connection with any litigation subject to indemnification hereunder. Notwithstanding the foregoing, the Indemnitee shall have the right to join in the defense of any litigation or claim at such Indemnitee’s own cost and expense, and, if the Indemnitee agrees in writing to be bound by and promptly to pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnitor is reasonably assured of the Indemnitee’s ability to satisfy such agreement, then, at the option of the Indemnitee, such Indemnitee may take over the defense of such litigation or claim.

     (c)     In the event the Indemnitor does not agree to assume the defense of any suit or proceeding brought to enforce a Claim as provided in Section 10.4(a) above, then the Indemnitee shall be entitled to conduct the defense thereof and, in such event, the reasonable fees and expenses associated with such defense by the Indemnitee shall constitute a portion of the Loss with respect to which the Indemnitee will be entitled to indemnification (if any).

     Section 10.5     Payment of Indemnification Claims. The Indemnitor shall pay the amount of the Losses (as determined in a Substantiated Claim) to the Indemnitee within ten (10) business days of the award of such Substantiated Claim. A “Substantiated Claim” is defined as a claim for indemnification pursuant to this Article 10 that is (i) admitted by the Indemnitor, (ii) granted by a court of competent jurisdiction from which no further appeals may be taken or (iii) granted by another legal venue with binding authority, including but not limited to any arbitration or other process agreed to by Buyer and Seller, from which no further appeals may be taken.

     Section 10.6     Exclusive Remedy. Notwithstanding any other provision of this Agreement or any other agreement to the contrary, except in the case of fraud, willful misconduct or willful misrepresentation, the sole remedy for any loss, liability, damage, deficiency, cost (including attorneys’ fees and expenses) arising out of, due to, or with respect to any breach of any representation, warranty, covenant or agreement contained in this Agreement shall be the indemnification provided for in this Article 10.

ARTICLE 11
MISCELLANEOUS

     Section 11.1      Fees and Expenses.Whether or not the transactions provided for herein are consummated pursuant hereto, except as otherwise provided herein, Seller and Buyer shall pay all fees and expenses incurred by, or on behalf of, such party in connection with, or in anticipation of, this Agreement and the consummation of the transactions provided for herein.

     Section 11.2     Notices.      All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, or mailed (by an overnight delivery service or by certified or registered mail, postage prepaid, return receipt requested) or sent via telecopy to the parties:

    (a)        If to Seller, to:

Vesta Fire Insurance Corporation
3760 River Run Drive
Birmingham,Alabama 35243
Attention: General Counsel
Facsimile: (205) 970-7022

and an additional copy to (which shall not constitute notice):

Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North
2400 AmSouth/Harbert Plaza
Birmingham,Alabama 35203
Attention: Gregory S. Curran
Facsimile: (205) 254-1999

    (b)        If to Buyer, to:

American Founders Financial Acquisition Corporation
120 S. Halsted
Chicago, Illinois 60661
Attention: Lee C. Summers
Facsimile: (312) 491-8506

and an additional copy to (which shall not constitute notice):

Shefsky & Froelich Ltd.
444 North Michigan Avenue
Suite 2500
Chicago, Illinois 60611
Attention: Mitchell D. Goldsmith
Facsimile: (312) 527-5921

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received: (a) on the date on which so hand-delivered, (b) on the day following mailing if sent by overnight delivery service on any day other than Friday, (c) if delivered by facsimile, when sent and confirmation of receipt is received, or (d) on the third business day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof.

     Section 11.3     Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein or delivered pursuant hereto which form a part hereof (including, without limitation, the Confidentiality Agreement referred to in Section 5.2(c) hereof) contain the entire understanding of the parties hereto with respect to their subject matter. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

     Section 11.4     Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by either Seller or Buyer without the prior written consent of the other party; provided, however, that Seller or Buyer may, without consent of the other, assign their respective rights and interests but not their obligations hereunder to an Affiliate of such party.

     Section 11.5     No Third Party Beneficiaries. This Agreement is solely for the benefit of Seller and its respective successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer and its successors and permitted assigns, with respect to the obligations of Seller under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third-party any remedy, claim, liability, reimbursement, cause of action or other right.

     Section 11.6     Counterparts.      This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which collectively shall constitute one and the same instrument.

       Section 11.7     Article and Section Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 11.8     Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     Section 11.9      Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Notwithstanding Section 11.10 hereof, a party may bring an action for specific performance in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy it may be entitled.

     Section 11.10      Arbitration.

     (a)      Arbitration. In the event of disputes between the parties with respect to the terms and conditions of this Agreement, except as described in Section 11.9, such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (the “AAA”) in Chicago, Illinois pursuant to the AAA’s Commercial Arbitration Rules. Such arbitration proceeding shall be conducted in as expedited a manner as is then permitted by those rules. The arbitrator or arbitrators in any such arbitration (an “Arbitration”) shall be persons who are expert in the subject matter of the dispute. Both the foregoing agreement of the parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award entered through such Arbitration, shall be final and binding on the parties thereto and may be specifically enforced by legal proceedings.

     (b)     Selection of Arbitrators. Seller shall appoint one (1) arbitrator, and Buyer one (1) arbitrator within a term of fifteen (15) calendar days from the date of any claim hereunder, and the two (2) arbitrators so appointed shall appoint the third arbitrator, within a term of fifteen (15) calendar days from the date in which the last of the two (2) arbitrators have been selected. If either Seller or Buyer fails to select its arbitrator within the term mentioned above, or in the event that the two (2) selected arbitrators are unable or unwilling to select a third arbitrator within fifteen (15) calendar days following the selection of the last of them, then the AAA shall select the arbitrator that was not selected by either of Seller or Buyer or the third arbitrator as the case may be, in accordance with the procedure set forth below, and the three (3) arbitrators shall constitute the arbitration panel for purposes of the dispute.

     (c)     Procedure. Each party shall bear separately the cost of their respective attorneys, witnesses and experts in connection with such arbitration. Time is of the essence in this arbitration procedure, and the arbitrators shall be instructed and required to render their decision within ten (10) days following completion of the Arbitration.

     Section 11.11     Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

       Section 11.12     Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

ARTICLE 12
DEFINITIONS

        “401(k)  Plan” is defined in Section 6.1(i).

        “AAA” is defined in Section 11.10(a).

        “Acquisition Proposal” with respect to a Party shall mean any proposal for a merger, acquisition of all of the stock or assets of, other business combination involving such Party or any of its subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its subsidiaries, other than the Share Purchase provided for in this Agreement.

        “AFL” is defined in the recitals to this Agreement.

        “Affiliate” means a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to (i) vote 50% or more of the voting securities of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

        “Affiliated Party” or “Affiliated Parties” shall mean any of the Companies, any shareholder, employee, agent, officer or director of any of the Companies, any spouse or child of any shareholder or employee, agent, officer or director of any of the Companies, any trust of which any such person is a grantor, trustee or beneficiary, any corporation of which any such person is a shareholder, employee, officer or director and any partnership in which any person owns an interest.

        “Agreement” is defined in the introductory paragraph of this Agreement.

        “Annual Statements” is defined in Section 3.5(b).

      “Arbitration” is defined in Section 11.10(a).

        “Audited Closing Balance Sheet” is defined in Section 1.3(b).

        “Audited Net Difference” is defined in Section 1.3(b).

        “Auditor” is defined in Section 1.3(b).

         “Base Equity” is defined in Section 1.3(a).

        “Base Purchase Price” is defined in Section 1.2.

        “Buyer” is defined in the introductory paragraph of this Agreement.

        “Buyer Pledge Agreement” is defined in Section 1.2

       “Claims” is defined in Section 10.4(a).

       “Closing” is defined in Section 2.1.

        “Closing Balance Sheet” is defined in Section 1.3(b).

       “Closing Date” is defined in Section 2.1.

        “Closing TSE” is defined in Section 1.3(b).

        “COBRA Continuation Coverage” is defined in Section 5.10.

        “Code” means the Internal Revenue Code of 1986, as amended through the date hereof.

        “Collection Services Agreement” means that certain Collection Services Agreement made and entered into as of February 28, 2003, by and between AFL and J. Gordon Gaines, Inc., (“Gaines”), which involves the collection by Gaines of certain outstanding third-party loans made by AFL, all as more particularly described in said agreement.

        “Companies” is defined in recitals to this Agreement.

        “Confidentiality Agreement” is defined in Section 5.2(c).

        “Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any applicable Law or agreement to which either of Buyer or Seller (or any of the Companies, as applicable) is a party.

        “Environmental Law” means any Federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now in effect.

        “Environmental Permit” is defined in Section 3.21(a).

        “ERISA” is defined in Section 3.15(a).

        “ERISA Affiliate” is defined in Section 3.15(a).

        “Final Closing Equity” is defined in Section 1.3(b).

        “Financial Statements” is defined in Section 3.5(a).

        “GAAP” is defined in Section 1.3(b).

        “Governmental Entity” means any agency, administrative division or department (or administrative subdivision), commission, regulatory authority, taxing or administrative authority, court or other judicial body, legislature, audit group or procuring office of the government of the United States or any state, city, municipality, county or town thereof, or of any foreign jurisdiction including the employees or agents of any thereof.

        “Guarantor” is defined in the introductory paragraph of this Agreement.

        “Hazardous Substance” shall mean any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component.

        “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        “Holding Company” is defined in the recitals to this Agreement.

        “IRS” means the Internal Revenue Service of the United States.

       “Indemnitee” is defined in Section 10.4(a).

       “Indemnitor” is defined in Section 10.4(a).

        “Insurance Companies” is defined in the recitals to this Agreement.

        “Intellectual Property” is defined in Section 3.13.

        “Intercompany Balance Payments” is defined in Section 1.4.

        “Intercompany Balances” is defined in Section 1.4.

        “Knowledge” as used in this Agreement means information known by or disclosed to any officer, director or supervisory employee of the relevant Parties or information which any officer, director or supervisory employee of the relevant Parties knew or reasonably should have known.

        “Laurel” is defined in the recitals to this Agreement.

        “Law” or “Laws” means any United States federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, permit, other requirement or rule of law.

       “Licenses” is defined in Section 3.6.

        “Liens” means all mortgages, pledges, security interests, liens, charges, options, conditional sales agreements, claims, restrictions, covenants, easements, rights of way, title defects or other encumbrances or restrictions of any nature whatsoever.

       “Losses” is defined in Section 10.2(a).

        “Material Adverse Change” means that the Companies have suffered a material adverse effect in their business or results of operations, taken as a whole, that materially and adversely affects the Companies’ earnings power over a sustained period of time. Without limiting the generality of the foregoing, a “Material Adverse Change” shall not include short-term declines in quarterly results or growth rates, so long as such declines do not materially and adversely effect the Companies’ earnings-generating potential over such sustained period. Furthermore, for purposes of this definition, (i) any matter will be deemed to have a material adverse effect in the event it involves a loss, singly or cumulatively, to the Companies, taken as a whole, involving $5,000,000 or more, and (ii) no matter will be deemed to be or to have caused a material adverse effect in the event it involves a loss, singly or cumulatively, to the Companies, taken as a whole, involving less than $5,000,000.

        “Material Adverse Effect” on a Party shall mean: (a) with respect to the Companies, a Material Adverse Change; (b) with respect to Seller, an event, change or occurrence that has a material adverse impact on the ability of Seller to perform its obligations under this Agreement or to consummate the Share Purchase or the other transactions provided for in this Agreement; and (c) with respect to Buyer, an event, change or occurrence that has a material adverse impact on the ability of Buyer to perform its obligations under this Agreement or to consummate the Share Purchase or the other transactions provided for in this Agreement. Provided that “material adverse impact” shall not be deemed to include the impact of (x) changes in insurance and similar Laws of general applicability or interpretations thereof by Governmental Entities, (y) changes in GAAP or SAP and (z) the Share Purchase on the operating performance of the Parties.

        “MEC” is defined in Section 3.24(r).

        “Multiemployer Plan” is defined in Section 3.15(b).

        “Multiple Employer Plan” is defined in Section 3.15(b).

        “Net Equity Amount” is defined in Section 1.2.

        “Party” shall mean either (i) Buyer or (ii) Seller or any of the Companies, and “Parties” shall mean both of (x) Buyer and (y) Seller (and any of the Companies, as applicable).

        “Permitted Liens” means (i) any statutory lien arising out of the operation of law with respect to a liability that is not delinquent, including, without limitation, any lien for taxes not yet due, (ii) any lien arising or incurred in the ordinary course of business and specified in Schedule 3.11 or (iii) any minor imperfection of title or similar lien which individually or in the aggregate with other such liens does not materially impair the value of the property subject to such lien or the use of such property in the conduct of the business of any of the Companies, and (iv) Liens arising or resulting from any action taken by Buyer or any of its Affiliates.

        “Person” means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

      “Plans” is defined in Section 3.15(a).

      “Pledge Agreement” is defined in Section 1.2.

        “Policies” shall mean any and all insurance, annuity or investment policies, plans, or contracts; all financial products, employee benefit plans, individual retirement accounts or annuities; or any similar or related policy, plan or contract, whether individual, group or otherwise issued, sold or assumed by the Insurance Companies.

      “Purchase Price” is defined in Section 1.2.

      “Real Property” is defined in Section 3.11.

        “Reinsurance Agreement” is defined in Section 3.17.

        “Reserve Liabilities” is defined in Section 3.8.

      “Return” is defined in Section 3.24(a).

        “SAP” means the accounting procedures and methods employed by AFL pursuant to the insurance regulatory requirements of Texas in a manner consistent with that set forth in its Annual Statement for the year ended December 31, 2002.

        “Schedule” means any disclosure schedule to this Agreement.

        “Seller” is defined in the introductory paragraph of this Agreement.

      “Seller Note” is defined in Section 1.2.

      “Share Purchase” is defined in Section 1.1.

        “Shares” is defined in the recitals to this Agreement.

        “Subsidiary Shares” is defined in Section 3.3(b).

      “Substantiated Claim” is defined in Section 10.5

        “Superior Acquisition Proposal” is defined in Section 8.1(b)(ii).

        “Tax” and “Taxes” shall mean all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, all income taxes (including, but not limited to, United States federal income taxes and state income or franchise taxes), payroll, premium, employment, and other withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, net worth taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes and transfer taxes.

      “Vesta” is defined in Section 8.1(b).

        “Vesta Fire Convertible Subordinated Notes” means those certain convertible subordinated notes of the Holding Company in favor of Seller, which include: (1) five notes made as of June 30, 2000, each in the amount of $5,000,000, bearing interest at 9.5 percent per annum; (2) five notes made as of June 30, 2001, each in the amount of $475,000, bearing interest at 9.5 percent per annum; (3) one note made as of June 30, 2002, in the amount of $2,600,625, bearing interest at 9.5 percent per annum; and (4) one note made as of June 30, 2003, in the amount of $2,847,684, bearing interest at 9.5 percent per annum.

        “Vesta Fire Note” means that certain promissory note issued by the Holding Company on September 28, 2001 in favor of Seller, in the principal amount of $4,000,000, plus interest at twelve percent (12%) per annum.

        “Vesta Fire Note Indebtedness” is defined in Section 1.4.

[signature page follows]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

SELLER:

VESTA FIRE INSURANCE CORPORATION

               By:    /s/            Russell K. Crouch

                  Name:                Russell K. Crouch

                  Title:                Vice President

BUYER:

AMERICAN FOUNDERS FINANCIAL ACQUISITION CORPORATION

               By:        /s/        Lee C. Summers

                  Name:                Lee C. Summers

                  Title:               Pres.

GUARANTY

For good and valuable consideration, the receipt and adequacy of which is acknowledged and confessed and as an inducement to Seller to execute, deliver and perform its obligations under the foregoing Stock Purchase Agreement and to Seller’s board of directors to approve the transactions provided for therein, the undersigned Guarantor, HAIG, S.A., an entity organized under the laws of the Cayman Islands, does hereby unconditionally agree to guarantee the payment of all of the payments and performance of all other obligations of Buyer under the foregoing Stock Purchase Agreement.

HAIG, S.A.

               By:        /s/        Lee C. Summers

                  Name:                Lee C. Summers

                  Title:               Director